CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial
Highlights" and "Counsel and Independent Registered Public Accounting Firm" and
to the use of our report dated July 12, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-14295 and
811-5161) of Dreyfus New York Tax Exempt Intermediate Bond Fund.

/s/Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York
September 23, 2005